Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 14, 2017, among Clear Channel International B.V., a private company with limited liability incorporated under Dutch law (the “Issuer”), the guarantors listed on the signature pages hereto (the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of December 16, 2015 (as amended or supplemented from time to time, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 8.75% Senior Notes due 2020 (the “Notes”);

WHEREAS, pursuant to the Indenture, on December 16, 2015, the Issuer issued its 8.75% Senior Notes due 2020 in the aggregate principal amount of $225,000,000 (the “Initial Notes”);

WHEREAS, Sections 2.01(d), 2.02 and 9.01(11) of the Indenture provide that (i) additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders of the Notes and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes, (ii) any Additional Notes shall be issued with the benefit of an indenture supplemental to the Indenture, and (iii) the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued under the Indenture;

WHEREAS, the Issuer and the Guarantors desire to execute and deliver this Supplemental Indenture for the purpose of issuing $150,000,000 in aggregate principal amount of additional Notes, having the same terms as the Initial Notes (the “Additional Notes”); and

WHEREAS, pursuant to Section 9.01(11) of the Indenture, the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture for the purpose of providing for the issuance of Additional Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Additional Notes. On the date hereof, the Issuer will issue, and the Trustee will authenticate and deliver, the Additional Notes under the Indenture, which shall constitute “Additional Notes” for all purposes thereunder. The Additional Notes shall accrue interest from June 15, 2017. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under the Indenture. For all purposes of the Indenture, the term “Notes” shall include the Additional Notes, unless indicated otherwise.

(3) Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(4) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

(5) Successors. All agreements of the Issuer and the Guarantors in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

(6) Trustee’s Disclaimer. The Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer and the Guarantors.

(7) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf”) shall be deemed to be their original signatures for all purposes.

(8) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CLEAR CHANNEL INTERNATIONAL B.V., as Issuer

By:	/s/ Scott T. Bick
Name:	Scott T. Bick
Title:	Director

Clear Channel International – First Supplemental Indenture

GUARANTORS: CLEAR CHANNEL BELGIUM SPRL

By:	/s/ Cormac O’Shea
Name:	Cormac O’Shea
Title:	Authorized Signatory

Clear Channel International – First Supplemental Indenture

CLEAR CHANNEL INTERNATIONAL HOLDINGS B.V.

By:	/s/ Scott T. Bick
Name:	Scott T. Bick
Title:	Director

CLEAR CHANNEL NEDERLAND HOLDING B.V.

By:	/s/ Cormac O’Shea
Name:	Cormac O’Shea
Title:	Director

CLEAR CHANNEL NEDERLAND B.V.

By:	Clear Channel Nederland Holding B.V., its director

By:	/s/ Cormac O’Shea
Name:	Cormac O’Shea
Title:	Director

Clear Channel International – First Supplemental Indenture

CLEAR CHANNEL HOLDINGS, LTD.

By:	/s/ Cormac O’Shea
Name:	Cormac O’Shea
Title:	Director

CLEAR CHANNEL INTERNATIONAL, LTD.

By:	/s/ Cormac O’Shea
Name:	Cormac O’Shea
Title:	Director

CLEAR CHANNEL UK, LTD.

By:	/s/ Cormac O’Shea
Name:	Cormac O’Shea
Title:	Director

CLEAR CHANNEL OVERSEAS, LTD.

By:	/s/ Cormac O’Shea
Name:	Cormac O’Shea
Title:	Director

Clear Channel International – First Supplemental Indenture

CLEAR CHANNEL HOLDING AG

By:	/s/ Scott T. Bick
Name:	Scott T. Bick
Title:	Director

CLEAR CHANNEL SCHWEIZ AG

By:	/s/ Scott T. Bick
Name:	Scott T. Bick
Title:	Director

Clear Channel International – First Supplemental Indenture

CLEAR CHANNEL SVERIGE AB

By:	/s/ Kenneth Ek
Name:	Kenneth Ek
Title:	Director

CLEAR CHANNEL SALES AB

By:	/s/ Kenneth Ek
Name:	Kenneth Ek
Title:	Director

Clear Channel International – First Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee, Paying Agent, Registrar and Transfer Agent

By:	/s/ Brad A. Hounsel
Name:	Brad A. Hounsel
Title:	Vice President

Clear Channel International – First Supplemental Indenture